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                                                                    EXHIBIT 23.1



                       Consent of Independent Accountants




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Anesta Corp., which is incorporated by reference in Anesta Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 23, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP



Salt Lake City, Utah
November 30, 1999